Exhibit 23.1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of SUN

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of SUN for the year ended October 31, 2025, of our report dated February 5, 2026, relating to our audit of the financial statements, which appears in such Form 10-K.

Aloba, Awomolo & Partners – PCAOB ID #7275

/s/ Aloba, Awomolo & Partners

Ibadan, Nigeria

February 10, 2026